UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2007

D.R. Horton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500,

Fort Worth, Texas 76102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

For the year ended September 30, 2007, the Board of Directors of D.R. Horton, Inc. (the “Company”), on recommendation of the Compensation Committee, approved annual discretionary bonuses to the executive officers listed below consistent with past practices. All of the executive officers set forth below were “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K) of the Company as of the end of the Company’s 2007 fiscal year ending on September 30, 2007. There have been no changes to the discretionary bonus plans of the below listed named executive officers as previously approved by the Compensation Committee and the Board of Directors. A summary of the bonuses is also attached as Exhibit 10.1 to this Form 8-K and Exhibit 10.1 is hereby incorporated by reference into this Item 5.02.

Name	Office	Annual Discretionary Bonus for the Year Ended September 30, 2007
Bill W. Wheat	Executive Vice President and Chief Financial Officer	$300,000

Stacey H. Dwyer	Executive Vice President and Treasurer	$300,000

Samuel R. Fuller	Senior Executive Vice President	$ 50,000

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit:

10.1	Summary of Bonus Payments to Certain Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

Date: October 5, 2007	By:	/s/ BILL W. WHEAT
Bill W. Wheat
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Summary of Bonus Payments to Certain Executive Officers